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                                                                   Exhibit 10.10



                                 LEASE AGREEMENT

                                     BETWEEN

                            UCAR CARBON COMPANY INC.

                                   "LANDLORD"

                                       AND

                              UCAR GRAPH-TECH INC.

                                    "TENANT"



                                 January 1, 2000

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                                TABLE OF CONTENTS

                                                                       Page No.
Lease Agreement                                                            3
Article 1         Leased Premises                                          4
Article 2         Term of Lease                                            4
Article 3         Rent and Additional Rent                                 4
Article 4         Use                                                      5
Article 5         Repairs and Maintenance                                  6
Article 6         Alterations                                              6
Article 7         Utilities, Services and Taxes                            7
Article 8         Termination of Lease                                     9
Article 9         Signs and Property Loss                                  10
Article 10        Inspection by Landlord                                   10
Article 11        Assignment and Sub-Letting                               11
Article 12        Indemnification and Insurance                            14
Article 13        Default                                                  15
Article 14        Fire and Casualty                                        17
Article 15        Condemnation                                             17
Article 16        Relationship of Parties                                  18
Article 17        Notices                                                  19
Article 18        Covenant Against Liens; Subordination                    19
Article 19        Condition of Premises                                    19
Article 20        Tenant's Certificate                                     20
Article 21        Force Majeure                                            22
Article 22        Quiet Enjoyment                                          23
Article 23        Waiver                                                   23
Article 24        Memorandum of Lease                                      23
Article 25        Brokerage Fees                                           23
Article 26        Governing Law                                            24
Article 27        Holdover                                                 24
Article 28        Successor Landlord                                       24
Article 29        Entire Agreement                                         25
Article 30        Option for Additional Space                              25
Article 31        Right of First Refusal on Sale of the Property           26
Article 32        Landlord's Title                                         27
Article 33        Waiver of Lien                                           28
Article 34        Definition of Certain Terms                              28
Article 35        Satellite Dish Lease                                     29
Article 36        FASB 13                                                  29
Article 37        Disputes                                                 30

Exhibit "A"                                                                32
Exhibit "B"       Services                                                 36


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                                 LEASE AGREEMENT


         THIS AGREEMENT, made as of the 1st day of January, 2000, between UCAR CARBON COMPANY INC., a Delaware corporation having offices at 3102 West End Avenue, Suite 1100, Nashville, Tennessee, 37203, (hereinafter called "Landlord"), and UCAR Graph-Tech Inc., a Delaware corporation having offices at 11709 Madison Avenue, Lakewood, Ohio, 44107 (hereinafter called "Tenant"),

                                   WITNESSETH

         WHEREAS, Landlord owns certain land, together with the buildings and improvements located thereon, situated at West 117th Street and Madison Avenue, City of Lakewood, County of Cuyahoga and State of Ohio (hereinafter called the "Plant Site"); and

         WHEREAS, part of the Plant Site comprising approximately 207,000 square feet as more particularly described and shown in Exhibit A attached hereto (hereinafter called the "Premises") is used in conjunction with Tenant's natural, acid-treated and flexible graphite business; and

         WHEREAS, Tenant wishes to lease the Premises in order to produce, manufacture, store, transport and distribute natural, acid treated and flexible graphite and related products;

         NOW, THEREFORE, in consideration of the rents reserved hereunder and the mutual undertakings hereinafter set forth, Landlord and Tenant hereby covenant and agree as follows:


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ARTICLE 1 - LEASED PREMISES

         1.1 Landlord hereby leases to Tenant and Tenant hereby takes and hires from Landlord, upon and subject to the terms, covenants, conditions and provisions of this Agreement, the Premises, together with (i) access to the Premises through the use of access roads, parking areas, common hallways, loading docks and other designated areas of the Plant Site adjoining the Premises; (ii) use of the conference rooms, restrooms, lunchrooms and locker rooms located upon the Plant Site by Tenant's employees, agents, contractors and invitees, and
                  (iii) exclusive parking rights for up to 200 personal vehicles in the various parking areas at the Plant Site. Any use or exercise of the aforesaid access, use and parking rights shall be subject to the indemnification and insurance obligations of this Agreement.

         1.2 Tenant's rights to the possession, occupation and use of the Premises shall be subject to Landlord's exception and reservation from the Premises of easement, access and other necessary rights for any utility systems servicing the Plant Site, whether now existing or hereafter installed upon the Premises, including without limitation the right to maintain, repair, replace, change the size of and remove.

ARTICLE 2 - TERM OF LEASE

         2.1 The term of this Agreement shall commence on January 1, 2000, and shall expire on December 31, 2010 unless extended or sooner terminated as otherwise provided herein.

         2.2 Tenant shall have the exclusive and irrevocable option to extend the terms hereof for five additional periods of five
                  (5) years (the first extension commencing January 1, 2011 and expiring December 31, 2015; the second extension commencing January 1, 2016 and expiring December 31, 2020; the third extension commencing January 1, 2021 and expiring December 31, 2025; the fourth extension commencing January 1, 2026 and expiring December 31, 2030; the fifth extension commencing January 1, 2031 and expiring December 31, 2035; each individually referred to as the "Extended Term"), provided that Tenant delivers to Landlord on or before the last day of the then current term, written notice of its intention to so extend the term. Any such extension shall be upon the same terms and conditions as set forth herein, except as to the extension option.

ARTICLE 3 - RENT AND ADDITIONAL RENT

         3.1 During the term hereof, Tenant shall pay to Landlord rent equal to:

                  Initial Term   1/1/2000  - 12/31/2010    $213,210.00 per year
                        payable at the rate of $53,302.50 per quarter


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                  1st Extension     1/1/2011-12/31/2015    $228,870.00 per year
                        payable at the rate of $55,965.00 per quarter
                  2nd Extension     1/1/2016-12/31/2020    $235,064.00 per year
                        payable at the rate of $58,766.00 per quarter
                  3rd Extension     1/1/2021-12/31/2025    $246,817.00 per year
                        payable at the rate of $61,704.25 per quarter
                  4th Extension     1/1/2026-12/31/2030    $259,158.00 per year
                        payable at the rate of $64,789.00 per quarter
                  5th Extension     1/1/2031-12/31/2035    $272,116.00 per year
                        payable at the rate of $68,029.00 per quarter

                  Without notice or demand, in advance on the first day of each calendar quarter during the term hereof, without any setoff, counterclaim or deduction for any reason whatsoever. The rent for any partial period at the commencement or termination of the term hereof shall be apportioned and payable on a per diem basis.

         3.2 During the term hereof, Tenant shall pay to Landlord as Additional Rent, within ten (10) days after receipt of an invoice, those charges for the respective Services (as defined in Article 7.1) as shown on Exhibit B attached hereto. Landlord reserves the right to adjust the charges from time to time to reflect the actual fully absorbed costs for any Services due to increased costs or Tenant's use thereof in excess of 2000 annual budget projections. Upon written notice from Landlord to Tenant, such revised additional rent shall become due and payable in accordance with the provisions of this Section.

         3.3 The Rent and Additional Rent shall be apportioned and adjusted on a per diem basis for any monthly period at the commencement or termination of this Agreement and shall be payable as of such dates.

ARTICLE 4 - USE

         4.1 Tenant may use and occupy the Premises for the production, storage, transportation, sale and distribution of carbon and/or graphite, fuel cell, automotive, heat management, fire protection and fluid sealing products and related products and for any other lawful purpose incidental thereto, but for no other purpose unless approved by Landlord. Tenant shall not cause or permit any hazardous condition or nuisance to arise or be maintained in, at or on the Premises.

         4.2 In its occupation and use of the Premises, Tenant shall comply fully with all applicable local, State and Federal laws, ordinances, orders, directives, rules and regulations. Tenant shall not by reason of its use of the Premises at any time throughout the term of this Agreement violate or cause to be violated any laws, ordinances, orders, directives or rules or regulations of any local, State or Federal authorities having jurisdiction over the Plant Site and the reasonable rules and regulations of the carriers insuring the Premises, or the Board of Fire Underwriters or their equivalent, and such


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                  compliance and observation shall be at Tenant's sole cost and expense. Tenant shall indemnify and hold harmless Landlord from any claims, damages, loss, liability and obligation due to any violation of this Section.

         4.3 Tenant shall not, without Landlord's consent, produce, generate, emit, treat, recycle, store, bury or dispose of any hazardous or toxic materials, substance or wastes upon the Premises other than those normally generated in the Tenant's business. If Federal, State or local regulations reduce the amount of waste, which may be accumulated at the initial point of generation, then Tenant shall comply with such requirements.

         4.4 In its occupation and use of the Premises, Tenant shall comply at a minimum with any health, safety or operating regulations imposed by law with respect to the various areas and buildings comprising the Plant in order to facilitate the safe occupation and use of the Plant.

         4.5 There shall be no obligation to occupy or operate within the Premises at any time.

ARTICLE 5 - REPAIRS AND MAINTENANCE

         5.1 Tenant shall take good care of the Premises and, at its sole cost and expense, shall keep and maintain the Premises in a clean and orderly condition and perform all necessary or required maintenance, repairs, and replacements. Tenant shall not cause or permit any waste (other than reasonable wear and tear), damage or disfigurement to the Premises, or any overloading of the floors of the Premises.

ARTICLE 6 - ALTERATIONS;  IMPROVEMENTS

         6.1 The Tenant shall have the right to make alterations and improvements from time to time without the written consent of the Landlord, both structural and non-structural, including additions thereto and demolition thereof, upon the conditions, however, that following such alterations or improvements there shall be no decrease of rental space or value of any building upon the Premises or change in the general character of the Plant Site and that such alterations or improvements shall comply with all applicable zoning ordinances, building regulations, relevant statutes, ordinances and requirements of all federal, state and municipal departments, and the local Board of Fire Underwriters.

         6.2 Any alterations or improvements made under this Article shall be made at the Tenant's sole cost and expense and Tenant shall be entitled to any and all salvage. Landlord shall cooperate with Tenant in any governmental applications or otherwise in making said alterations and improvements, provided, however, such cooperation shall be without cost or expense to Landlord.


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         6.3      Tenant shall be entitled to any investment tax credit and for depreciation on any equipment or other property placed by Tenant in the Premises, or additions or replacements to the building or the Premises made by Tenant. Landlord agrees to execute any and all documents necessary to pass through to Tenant the investment tax credit involved.

ARTICLE 7 - UTILITIES, SERVICES AND TAXES

         7.1      Subject to and except as otherwise provided in Article 7.3:

                           (a) Landlord shall provide, or cause to be provided, to the Premises those services in the respective quantities and subject to the specifications and limitations as set forth in Exhibit B attached hereto (hereinafter individually and collectively called the "Services"). Pursuant to Article 3.2, Tenant shall reimburse Landlord for the fully-absorbed costs of providing the Services based upon the charges as set forth in Exhibit B.

                           (b) Landlord will provide, or cause to be provided, the Services solely in conjunction with the demise of the Premises and as necessary in order to permit Tenant to enjoy the full use and occupation thereof. Tenant shall not make available or resell any Services delivered hereunder to any other party. The Services provided by Landlord, or caused to be provided, shall not be deemed evidence that Landlord is operating or holding itself out as a public utility or that it will make available the Services to any other party.

                           (c) Landlord shall not be liable to Tenant for any claims, damages, loss or liability due to (i) Landlord's inability or failure to furnish, or cause to be furnished, any of the Services pursuant to the provisions of Exhibit B on account of any force majeure occurrence as described in Article 21.1,
                                    (ii) any failure of Landlord's utility
                                    suppliers to provide adequate and reliable service which affects Landlord's ability to provide, or cause to be provided, any of the Services, or (iii) any failure, interruption or curtailment of any of the Services due to equipment, labor or other problems which do not arise out of the gross negligence or willful misconduct of Landlord, its employees, agents or contractors. In no event shall Landlord be liable to Tenant for any special, incidental or consequential damages due to any failure, interruption or curtailment of any of the Services.

                           (d) In the event of any force majeure occurrence as to any of the Services or any other failure, interruption or curtailment


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                                    of such Services which prevents Landlord
                                    from having adequate capacity to supply its own needs and those of Tenant, Landlord shall have the right to allocate the available quantity of any such Service on a fair and reasonable basis according to the respective prior usage demands of Landlord, Tenant and other tenants of the Plant Site.

         7.2 In the event that Landlord cannot lawfully provide, or cause to be provided, any of the Services without qualifying as a public utility or without violation of applicable utility tariffs, then (i) Landlord shall have no further liability or obligation to provide, or cause to be provided, any of such Services, (ii) Landlord's failure to provide, or cause to be provided, such Services for any of the reasons specified in this Section shall not be deemed a partial or constructive eviction, and (iii) Landlord and Tenant shall cooperate in good faith in order to permit Tenant's receipt of any of such Services directly from a third-party utility supplier; provided, however, that all costs and expenses arising out of such changeover shall be shared equally by Tenant and Landlord, subject to Landlord's prior written approval of any such proposed work. In the event that Landlord ceases to provide, or cause to be provided, any of the Services pursuant to the immediately preceding sentence, then the applicable additional rent payable pursuant to Section 3.2 shall be eliminated.

         7.3 Upon written notice to Tenant, Landlord shall have no further obligation to provide the Services and Tenant shall operate the Facilities for the benefit of the Plant Site and any tenants of Landlord, as may exist from time to time, subject to their equitable contribution of any costs related to Services furnished for their benefit. Upon assuming responsibility for operation of the Facilities, Tenant shall have no further payment obligations under Section 3.2 and Tenant shall have and enjoy all protections granted to Landlord under Sections 7.1 and 7.2 as though Tenant were Landlord for such purposes.

         7.4 Tenant shall reimburse Landlord, as they become due, for (i) Tenant's proportionate share of ad valorem taxes and assessments levied, assessed or imposed upon the Premises and apportioned to the term hereof; and (ii) any taxes, excises or other governmental impositions payable by Landlord (other than those as measured by net income) which arise due to any payments of rent, additional rent or other amounts made hereunder.

         7.5 Tenant's proportionate share of ad valorem taxes and assessments applicable to the Premises which shall be payable pursuant to Section 7.4 shall be determined based upon the ratio which the valuation of the Premises for tax purposes represents to the total valuation of the Plant Site for tax purposes. Representatives of Landlord and Tenant shall meet annually to review this matter and determine a suitable ratio.

         7.6 Landlord shall pay when due all ad valorem taxes and assessments levied, assessed or imposed upon the Premises during the term hereof. If at any


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                  time Landlord defaults in the payment of any ad valorem taxes and assessments due upon the Premises, including any taxes and assessments due upon adjoining property comprising part of the same tax parcel, then upon ten (10) day's prior written notice to Landlord, Tenant shall have the right to pay the same and deduct such payment from its monthly rent.

         7.7 Tenant shall pay and discharge when due all personal property taxes applicable to its property located upon the Premises and all income, business, Social Security and other taxes, levies, impositions and contributions required by any Federal, State or local authority applicable to Tenant's business conducted upon the Premises. Tenant shall indemnify and hold harmless Landlord from any liability for such taxes, levies, impositions and contributions.

         7.8 If at any time during the term of this Agreement, (i) a tax, excise or other imposition is levied, assessed or imposed upon or measured by the rent, additional rent or other charges payable by Tenant hereunder, other than a tax, excise or imposition as measured by net income, or (ii) a capital levy or other imposition is made based on the value of the Premises or Tenant's property within the Premises, or (iii) some other form of assessment based in whole or in part on some other valuation of the property then comprising the Premises is imposed, then, and in any such event, Tenant shall reimburse Landlord for any such tax, excise, levy or imposition paid by it.

         7.9 All payments required to be made by Tenant to Landlord under this Section 7 shall be payable as additional rent within ten
                  (10) days after written demand therefor and shall be payable even though the term hereof (including and extensions) has expired, provided that they are applicable to any tax period falling within said term (including any extensions).

ARTICLE 8 - TERMINATION OF LEASE

         8.1 At the expiration or earlier termination of the term, Tenant shall promptly vacate and yield up the Premises, broom clean and in the same condition or order and repair in which they are required to be kept throughout the term hereof, reasonable wear and tear excepted.

         8.2 Upon the termination of this Agreement, Tenant shall have the right to remove all of Tenant's property which has been affixed, attached or otherwise made part of the Premises or any fixtures or equipment belonging to Tenant which it is permitted to remove pursuant to Section 6.2; provided, however, that in performing such work Tenant shall not impair the structural integrity or the utility systems of the buildings comprising the Plant Site and that in each instance Tenant repairs any damages to the Premises due to the installation or removal of such property. Any fixtures, equipment or other property of Tenant remaining upon the Premises at the expiration or termination of this Agreement shall be deemed abandoned and may be removed or otherwise disposed of by Landlord without any notice of liability or obligation to Tenant, but


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                  Tenant shall remain liable to reimburse Landlord for the cost of performing any such work.

         8.3 Anything to the contrary contained herein notwithstanding, upon the expiration or other termination of this Agreement, Tenant shall remain liable at its sole expense: (i) to make any repairs to the Premises as required in Article 8, (ii) to remove and dispose of properly any garbage, waste or other debris, (iii) to remove and dispose of any other property abandoned upon the Premises, and (iv) to eliminate any nuisances or hazardous conditions. In the event the Tenant does not promptly perform any such work as requested by Landlord, Tenant shall be liable to reimburse Landlord the cost of so doing.

ARTICLE 9 - SIGNS AND PROPERTY LOSS

         9.1 Tenant may, subject to the prior written consent of the Landlord, which consent shall not be unreasonable withheld or delayed, cause the installation, at Tenant's cost and expense, of such signs as it may require to identify Tenant's occupancy of the Premises. Tenant shall be responsible to repair any damage to the Premises caused by such installation, and Tenant shall remove such signs at the expiration or other termination of the term hereof and repair any damage caused by such removal. Tenant shall fully comply with all requirements of law pertaining to installation and use of such signs. Tenant may, in compliance with law, install directional signs in the parking areas, or at or near the street, directing traffic from the street to the parking or loading areas of the Premises.

         9.2 Tenant shall be solely liable for the security of any of its property located upon the Premises. In no event shall Landlord be liable for any loss, theft, or destruction of any property located upon the Premises of any bodily injury, death, sickness or disease of any employees, agents, contractors or invitees of Tenant from any cause whatsoever, including without limitation, the leakage or escape of any steam, electricity, gas, water, sewage, compressed air or other utility service, the existence of any ice or show upon any sidewalks, driveways or parking areas adjoining the Premises, the state of repair of the Plant Site or the Premises or any latent defect therein; and Tenant shall indemnify and hold harmless Landlord from all claims, damages, losses and liability on account of such matters.

ARTICLE 10 - INSPECTION BY LANDLORD

         10.1 No more than once per year during normal business hours and at any time in the event of emergency, Tenant shall upon reasonable notice permit Landlord and the agents and contractors of Landlord to enter the Premises for the purpose
                  (i) inspecting the same, (ii) during the final year of the term showing the Premises to any prospective tenants or purchasers, or (iii) performing any work as provided under
                  Article 10.2.


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         10.2     Landlord reserves the right at any time to enter upon the
                  Premises and to make any necessary repairs thereto, including without limitation any repairs to steam or utility lines, to maintain a fire watch for insurance purposes or to take any other actions as may be necessary or appropriate to eliminate any nuisances or any dangerous, harmful or unhealthful condition existing thereon. The reservation of such rights shall not be deemed to be an acknowledgement of or imply any duty or obligation on the part of Landlord to perform any such actions, except where the obligation to do so is otherwise specifically set forth herein. Tenant shall be solely liable for the condition and upkeep of the Premises.

ARTICLE 11 - ASSIGNMENT, SUBLETTING AND MORTGAGES BY TENANT

         11.1 Landlord hereby consents that the Tenant may sublet the Premises or any portion thereof, or license or enter into concession agreements covering departments therein and may assign this Lease in writing, provided that:

                           (a) No such assignment nor the acceptance of rent by the Landlord from such assignee shall relieve, release or in any manner affect the liability of the Tenant;

                           (b) Any such assignee shall, in writing, assume and agree to keep, observe and perform all of the agreements, conditions, covenants and terms of this Lease on the part of the Tenant to be kept, observed and performed and shall be, and become jointly and severally liable with the Tenant for the non-performance thereof accruing from said date;

                           (c) No further or additional assignment of the Lease shall be made except upon compliance with and subject to the provisions of this Article; and

                           (d) Any subletting shall be subject to all the terms, conditions and covenants of this Lease.

         11.2 Tenant shall have the right to mortgage Tenant's interest in this Lease, or to assign, pledge or hypothecate the same as security for any leasehold mortgage. No leasehold mortgage shall be binding upon Landlord in the enforcement of its rights and remedies herein and by law provided, unless and until an executed counterpart thereof, together with the address of the leasehold mortgagee thereunder, shall have been delivered to Landlord.

         11.3 Whenever any leasehold mortgage shall be in effect, the following provisions shall apply:


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                           (a) When giving notice to Tenant with respect to any
                           default under the provisions of this Lease, Landlord will also serve a copy of such notice upon the leasehold mortgagee and no such notice to Tenant shall be effective unless a copy of such notice is so served upon the leasehold mortgagee; a copy of such notice shall be deemed served upon the leasehold mortgagee if sent by Landlord, by registered or certified mail, to the address of the leasehold mortgagee as shown on the executed counterpart of the leasehold mortgage delivered to Landlord pursuant to
                           Section 11.2;

                           (b) The leasehold mortgagee will have the same period after the serving of any notice as aforesaid upon it for curing a default in the payment of fixed rent or additional rent or causing the same to be cured as is given Tenant after notice to Tenant;

                           (c) In case Tenant shall default under any of the provisions of this Lease, the leasehold mortgagee shall have the right to cure such default whether the same consists of the failure to pay fixed rent or additional rent or the failure to perform any other act which Tenant is hereby required to do or perform and Landlord shall accept such performance on the part of the leasehold mortgagee as though the same had been done or performed by Tenant;

                           (d) In case Tenant shall default under any of the provisions of this Lease, other than in the payment of the fixed rent or additional rent, Landlord will take no action to effect a termination of this Lease without first giving notice to the leasehold mortgagee; and

                                    (i) The leasehold mortgagee shall have a period of twenty (20) days within which either to obtain possession of the Premises or to institute foreclosure proceedings or obtain the appointment of a receiver, or otherwise acquire Tenant's interest under this Lease, and an additional period of thirty (30) days thereafter within which to cure such default (except that in the case of a default which cannot be cured with due diligence within such period of thirty (30) days whether due to unavoidable delays or otherwise, such period shall be extended for such time as may be necessary to cure the default except as prevented by unavoidable delays); or

                                    (ii) In case of a default which is not
                                    susceptible of being cured by the leasehold mortgagee as provided in subdivision (i) above, the Landlord will further extend the periods referred to in such subdivision (i) to permit the leasehold mortgagee to complete diligent foreclosure


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                                    proceedings and thereafter to cure
                                    diligently such default provided, however, that the leasehold mortgagee shall not be required to continue such possession or continue such foreclosure proceedings or receivership if the default shall be cured; and provided further that during any such time there shall be no default in the payment of the fixed rent or additional rent;

                           (e) Any leasehold mortgagee may become the legal owner and holder of this Lease by foreclosure of its leasehold mortgage or as a result of the assignment of this Lease in lieu of foreclosure, and in such event, the leasehold mortgagee shall assume due performance of the obligations on Tenant's part to be performed under this Lease;

                           (f) If, by reason of any default by Tenant, this Lease shall be terminated by Landlord prior to the expiration of the term of this Lease, Landlord will enter into a new lease of the Premises with the leasehold mortgagee for the remainder of the term commencing as of the effective date of such termination, at the fixed rent and additional rent and upon the covenants, agreements, terms, provisions, conditions and limitations herein contained, provided that:

                                    (i) Such leasehold mortgagee makes written request upon Landlord for such new lease within thirty (30) days from the date of such termination; and

                                    (ii) At the time of the execution and
                                    delivery of such new lease such leasehold mortgagee shall have paid to Landlord any and all fixed rent and additional rent which would at the time of the execution and delivery thereof be due under this Lease for such termination and pays any and all expenses, including reasonable counsel fees, court costs and disbursements incurred in connection with any such default and termination as well as in connection with the execution and delivery of such new lease, less the net income collected by Landlord subsequent to the date of termination of this Lease and prior to the execution and delivery of the new lease (any excess of such net income over the aforesaid sums and expenses to be applied in the payment of the fixed rent thereafter becoming due under such lease); and

                                    (iii) Such new lease to the leasehold
                                    mortgagee shall require that all defaults existing under this lease, other than in the payment of fixed rent and additional rent, be cured with due diligence.

         11.4 Landlord agrees to execute such further modifications or amendments of this Lease (except with respect to the provisions for payment of fixed rent and additional rent and the term hereunder) as such leasehold mortgagee may reasonably require, so long as such modifications or amendments shall not decrease Tenant's obligations hereunder or increase Landlord's obligations hereunder, and provided that such modifications or amendments shall be approved by the holder of the Institutional First Mortgage.

         11.5 The Tenant shall always, and notwithstanding any such assignment, mortgage or subletting or subleasing and/or granting concession, and notwithstanding the acceptance of rent by the Landlord from any such assignee, mortgagee or subtenant, remain liable for the payment of rent hereunder and for the performance of the agreements, conditions, covenants and terms herein contained, on the part of the Tenant herein to be kept, observed or performed.

ARTICLE 12 - INDEMNIFICATION AND INSURANCE

         12.1 Tenant hereby releases and shall indemnify and hold harmless Landlord from all claims, damages, loss and liability, including reasonable attorneys' fees, on account of any bodily injury, sickness, disease, death, property damage, contamination, pollution or environmental damage or condition arising out of possession, operation or use of the Premises, the adjoining streets, alleys, parking areas, passageways and loading docks by Tenant, its employees agents, contractors, customers or invitees, except where caused by the willful act or gross negligence of Landlord its employees, agents, contractors or invitees or other tenants.

         12.2 It is understood that Tenant shall be responsible for obtaining or maintaining insurance coverage for any of Tenant's personal property or fixtures maintained upon the Premises. Tenant shall release and indemnify and hold harmless Landlord from any claims, damages, loss or liability arising as a result of damage or destruction to such property or fixtures in the event of a fire or other occurrence or any other condition now existing or hereafter arising upon the Premises. Tenant shall obtain from its insurance carriers a waiver of the right of subrogation against Landlord for any loss or damage by fire or any other cause within the scope of said fire and extended coverage insurance policies.

         12.3 At its sole cost and expense, Tenant shall maintain and keep in effect throughout the term of this Agreement, insurance against claims for bodily injury (including sickness, disease, and death) and property damage occurring upon, in or about the Premises and the adjoining streets, alleys, parking areas and passageways, under policies of general liability insurance, including broad form contractual liability and automobile insurance, with limits of not less than one million dollars ($1,000,000) per occurrence for one (1) person, five million dollars ($5,000,000) per occurrence for two (2) or more persons, and one million ($1,000,000) for property damage. The aforesaid minimum insurance limits shall in no way limit or diminish Tenant's liability to Landlord pursuant to Section 12.1

         12.4 At its sole cost and expense, Tenant shall maintain and keep in effect during the term hereof worker's compensation and employer's liability insurance in the minimum amounts as required by law.

         12.5 Upon the execution hereof, Tenant shall furnish to Landlord certificates of insurance as evidence of the insurance coverage required under Sections 12.2, 12.3, and 12.4, and each such policy of insurance shall name Landlord as an additional insured and provide that it shall not be amended, modified or cancelled, except upon thirty (30) days' prior written notice to Landlord.

         12.6 In no event shall Landlord be liable to Tenant for any special, indirect, incidental or consequential damages on account of any default by Landlord under this Agreement or any claims, damages or losses of Tenant arising out of its possession, occupation or use of the Premises.

         12.7 With respect to any fire and extended coverage insurance policy carried by Landlord upon the Plant Site, Landlord shall, to the extent available, obtain a waiver of subrogation by its insurer against Tenant, except to the extent of any deductible amount under such coverage.

ARTICLE 13 - DEFAULT

         13.1 Each of the following shall be deemed a default by Tenant and a breach of this agreement:

                  (a) filing of a petition for adjudication as a bankrupt, or for reorganization, or for an arrangement under any Federal or State statute;

                  (b) dissolution or liquidation of Tenant, without the transfer to and assumption by a financially responsible third-party of this Agreement;

                  (c) appointment of a permanent or temporary receiver or a permanent or temporary trustee of all or substantially all the property of Tenant;

                  (d) taking possession of the property of Tenant by a governmental officer or agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation; and

                  (e) making by Tenant of an assignment for the benefit of creditors.

                  If any event mentioned in this subdivisions (a-e) shall occur, Landlord may thereupon or at any time thereafter elect to cancel this Agreement upon ten (10) days' prior written notice to Tenant and this Agreement shall terminate on the day in such notice specified with the same force and effect as if that date were the date herein fixed for the expiration of the terms of this Agreement.

                  (f) Default in the payment of the rent or additional rent herein reserved or any party thereof for a period of fifteen (15) days after receipt of written notice concerning such default.

                  (g) Default in the performance of any other covenant or condition of this Agreement on the part of Tenant to be performed for a period of thirty (30) days after written notice from Landlord specifying the nature of such default. For purposes of this subdivision, no default on the part of Tenant in performance of work required to be performed on acts to be done shall be deemed to exist if after receipt of the aforesaid notice Tenant diligently takes action to rectify the same and prosecutes such action to completion with reasonable diligence, subject, however, to unavoidable delays.

         13.3 In case of any such default under Article 13.1(f) or (g) and at any time thereafter following the expiration of the respective grace periods above-mentioned, Landlord may serve a notice upon the Tenant electing to terminate this Agreement upon a specified date not less than ten (10) days after the date of serving such notice and this Agreement shall expire on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted and all rent and additional rent applicable to the balance of the term hereof or any then existing extension term shall thereupon become due and payable. However, a default under
                  Section 13.1(f) or (g) shall be deemed waived if such default is cured before the date specified for termination in the notice of termination served on Tenant pursuant to this Section.

         13.4 In the event this Agreement shall be terminated pursuant to this Article or by summary proceedings or otherwise, Landlord shall mitigate its damages and Landlord may, in its own name and in its own behalf, relet the whole or any portion of the Premises, for any period equal to or greater of less than the remainder of the then current term for any sum which it may deem reasonable, to any Tenant which it may suitable and satisfactory, and for any use and purpose which it may deem appropriate, and in connection with any such lease Landlord may make such changes in the character of the improvements on the Premises as Landlord may determine to be appropriate or helpful in effecting such lease. However, in no event shall Landlord be under any obligation to pay or credit Tenant with any surplus of any sums received by Landlord on a reletting of the Premises in excess of the rent reserved in this Agreement.

         13.5 All remedies specified in this Section shall be non-exclusive and Landlord's reliance upon such remedies shall not preclude it from availing itself of any other rights or remedies which it may have at law or in equity.

ARTICLE 14 - FIRE AND CASUALTY

         14.1 In the event of any damage to or destruction of the Premises by fire or other occurrence so that twenty percent (20%) or more of the building floor area comprising the Plant or the Premises becomes untenable or unfit for occupancy, then within thirty (30) days after the date of such occurrence, either Landlord or Tenant shall have the right to elect by written notice to the other to cancel this Agreement as of the date of such damage or destruction, in which event the rent and additional rent shall be apportioned to such date. If neither party duly elects to cancel this Agreement pursuant to the immediately preceding sentence, then Landlord shall repair and restore the Premises to substantially their same condition prior to such occurrence using reasonable speed and dispatch and the rent and additional rent shall be equitably abated as set forth in the following Section from the date of such occurrence until the date when repairs are completed.

         14.2 In the event of any fire or other occurrence which damages or destroys less than twenty (20%) of the building floor area comprising the Premises, Landlord shall repair and restore the Premises with reasonable speed and dispatch, and the rent and additional rent shall be equitably abated in the same proportion that the area of the Premises which shall be untenable of unfit for occupancy by Tenant in the conduct of its business represents to the total area of the Premises, from the date of such destruction until the completion of such repairs.

         14.3     In the event that a fire or other occurrence as provided in
                  Section 14.2 happens during the final 180 days of the term hereof, or any extension periods, Landlord shall not be obligated to repair and restore the Premises, and this Agreement shall remain in full force and effect, subject to an equitable abatement of rent, fees and additional rent, until the expiration of the term hereof.

         14.4 In no event shall Landlord have any liability or obligation to Tenant with respect to the repair or restoration of any property of Tenant located upon the Premises due to any fire or other occurrence. In the event this Agreement is cancelled pursuant to Section 14.1, then Tenant shall remain obligated promptly to remove or eliminate any nuisance or dangerous, harmful or unhealthful condition then existing on or about the Premises due to its use thereof.

ARTICLE 15 - CONDEMNATION

         15.1 If due to any condemnation or taking by any public or quasi-public authority or other party having the right of eminent domain, (i) twenty percent (20%) or more of the building floor area comprising the Premises is taken, or (ii) access to the Premises is permanently denied, then and in any of the aforesaid events' the term of this Agreement shall, at the option of Tenant, cease and become null and void from the date when the party exercising the power of eminent domain actually takes or interfered with the use of the Premises or denies access thereto. Rent and additional rent shall be apportioned to the time of surrender of the Premises.

         15.2 Tenant shall have a separate and independent claim for the following:

                           (i) For the taking of or damage to its and its subtenants', licensees' and fixtures, furniture and furnishings, partitions, operating equipment, inventory and personal property, whether or not the same are permanently attached to the realty and whether or not they can be easily removed without substantial injury to the freehold, and for the value of this Lease;

                           (ii) Any claim now or hereafter permitted by law for costs of removal from the condemned premises or relocation;

                           (iii) Any claim now or hereafter permitted by law for loss or interruption of Tenant's business;

                           (iv) Any claim for a temporary taking of all or any part of the Premises.

         15.3 In the event of any partial taking which does not cause a termination of this Agreement pursuant to Section 15.1, then the rent and additional rent shall abate in an amount mutually acceptable to Landlord and Tenant based on the effect the taking shall have on Tenant's operation and the relationship that the area of the Premises taken bears to the area of the Premises prior to such condemnation.

         15.4     After any condemnation or other taking as specified in Section
                  15.1 and 15.2, Landlord shall, at its sole cost and expense, to the extent permitted by applicable law and as the same may be practicable on the Plant Site, promptly make such repairs and alterations in order to restore the remainder of the Premises to their same condition existing prior to the condemnation or taking.

ARTICLE 16 - RELATIONSHIP OF PARTIES

         16.1 The execution of this Agreement shall not be deemed to create a partnership, agency or other business relationship between Landlord and Tenant, other than the tenancy created hereunder, and Tenant shall be solely and exclusively liable for all claims, damages, losses, liabilities and obligations arising out of the conduct of its business upon the Premises, including the payment of all taxes with respect thereto.

ARTICLE 17 - NOTICES

         17.1 Any notices or communications required or permitted hereunder shall be deemed sufficiently given if sent by commercial courier service or United States Postal Service, certified mail, postage prepaid, return receipt requested, to the respective parties at the following addresses:

                           if to Landlord:

                                    UCAR Carbon Company
                                    3102 West End Avenue
                                    Suite 1100
                                    Nashville, Tennessee  37203
                                    Attention:  General Counsel

                           if to Tenant:

                                    UCAR Graph-Tech
                                    11709 Madison Avenue
                                    Lakewood, Ohio  44109
                                    Attention:  President

                  Either party may change the persons or addressed to which notice or other communications are to be sent to it by giving written notice of any such changes in the manner provided herein for giving notice. Notices shall be deemed given on the date of delivery or the date of refusal to accept delivery by the addressee (either as confirmed by the United States Postal Service or commercial courier service, as the case may be).

ARTICLE 18 - COVENANT AGAINST LIENS; SUBORDINATION

         18.1 Tenant shall not encumber, or suffer or permit to be encumbered, the Premises or the fee thereof by any lien, charge or encumbrance, and Tenant shall have the authority to mortgage or hypothecate this Agreement in any way whatsoever. The violation of this Article shall be considered a breach of this Agreement. Within thirty (30) days after notice thereof, Tenant shall satisfy or otherwise cause to be removed of record any mechanic's, materialmen's or other lien or encumbrance filed against the Premises arising out of its occupancy and use of the Premises.

ARTICLE 19 - CONDITION OF PREMISES

         19.1 Tenant has inspected the Premises and accepts the same "as is", without any reliance whatsoever upon any representation, warranty or guarantee, either express or implied, by Landlord, its employees or agents as to the condition of state of repair of the Premises.

         19.2 LANDLORD MAKES NO REPRESENTATIONS, WARRANTIES OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO THE PREMISES OR ANY FIXTURES COMPRISING ANY PART THEREOF. NO WARRANTY OR GUARANTEE SHALL BE IMPLIED OR OTHERWISE CREATED UNDER THE UNIFORM COMMERCIAL CODE (OTHER THAN THE WARRANTY OF TITLE AS PROVIDED UNDER THE UNIFORM COMMERCIAL CODE) OR OTHERWISE AS TO ANY SUCH PROPERTY OR FIXTURES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 20 - SUBORDINATION AND ESTOPPEL

         20.1 At the option of Landlord, this Lease shall be subordinate at all times to the lien of any institutional first mortgage (meaning a first mortgage or a deed of trust held by a bank, savings and loan association, insurance company or pension fund) as security for any note, debenture, bond or otherwise in any amount which may hereafter be placed on the Premises or the Plant Site (hereinafter the "Institutional First Mortgage") and to all renewals, modifications, replacements, consolidations and extensions thereof, provided and upon the condition that the holder of the Institutional First Mortgage (the holder of the Institutional First Mortgage is herein sometimes called the "Institutional First Mortgagee") shall agree that:

                           (i) As long as no default exists beyond applicable notice and cure periods, nor any event has occurred which has continued to exist for such period of time after notice, if any, required by this Lease, which entitles Landlord to terminate this Lease or which cause, without any action of Landlord, the termination of this Lease, or which entitled Landlord to dispossess Tenant then:

                                    (a) The right of possession of Tenant to the Premises, and Tenant's rights arising out of this Lease, including, but not limited to, the renewal options, privileges, rights, remedies and causes of actions hereunder, shall not be affected or disturbed by either the holder of such mortgage in the exercise of any of such holder's rights under its mortgage, or the notes, debentures, bonds or debt secured thereby, or otherwise by law provided, or by any purchaser of the Premises or by any person acquiring title thereof, as referred to in subsection (c) of this Section.

                                    (b) In the event that the holder of the
                                    Institutional First Mortgage comes into
                                    possession of, or ownership of the title to the Premises by foreclosure of its mortgage, or by proceedings on the said notes, debentures, bonds or debt or otherwise, this Lease shall not be terminated or affected by said foreclosure or any of said proceedings; and this Lease shall continue in full force and effect as a direct lease between Tenant and such mortgagee upon all the terms, covenants, conditions and agreements set forth in this Lease;

                                    (c) In the event that the Premises are sold or otherwise disposed of pursuant to any right or any power contained in the Institutional First Mortgage or bond or other instrument in connection with such mortgage or bond as a result of proceedings thereon, or as otherwise authorized by law, this Lease shall not be terminated or affected thereby, and the purchaser of the Premises or any person acquiring title thereto through or by virtue of said sale or other disposition shall take subject to this Lease and any prior and future rights of Tenant herein; and this Lease shall continue in full force and effect as a direct lease between Tenant and any party acquiring title to the Premises, as aforesaid, upon all the terms, covenants, conditions and agreements set forth in this Lease.

                           (ii) If any building upon the Premises is damaged or destroyed by fire or other casualty, or if any portion of the Premises shall be taken by eminent domain, the insurance proceeds and/or such condemnation awards will be applied in accordance with the provisions of this Lease.

         20.2 In the event that this Lease shall subsequently become subordinate to an Institutional First Mortgage, Landlord shall immediately provide Tenant with a Recognition and Non-Disturbance Agreement satisfactory to Tenant from such Mortgagee. If Landlord fails to timely provide such agreement(s) in accordance with this paragraph, then Tenant may terminate this Lease at any time thereafter.

                  After such time as Landlord furnishes Tenant with the above referenced Recognition and Non-Disturbance Agreement, Tenant shall, without charge, within twenty (20) days after request by Landlord, but not more than twice in any one calendar year, certify by written instrument, duly executed and delivered to Landlord, or any other person, firm or corporation specified by Landlord:

                           (a) That this Lease is unmodified, and in full force and effect, if such be the case, or if there have been any modifications, that the same are in full force and effect, if such be the case, as modified and stating the modifications and the dates thereof; and

                           (b) Whether or not to the best knowledge of Tenant there are then existing any set-offs or defenses against the enforcement of any of the agreements, terms, covenants or conditions of this Lease and any modifications of this Lease upon the part of Tenant to be performed or complied with, and if so, specifying the same.

         20.3 Tenant shall, in the event of the sale or assignment of Landlord's interest in the Premises or in the event of any proceedings brought for the foreclosure of or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Premises, upon written notice, to the purchaser and recognize such purchaser as Landlord under this Lease, provided, however, that such purchaser or other successor in interest to the Landlord recognize Tenant and assume Landlord's obligations hereunder, including without limitation obligations for prior and future defaults or offsets provided for herein. Any such purchaser or successor shall also furnish proper legal evidence of its rights to the Premises and this Lease, and shall furnish its address for notices. Tenant shall not be obligated to change the place it sends rents and other charges hereunder until Tenant receives all such documentation and information provided for in this paragraph.

         20.4 Landlord shall, within ten (10) days after requested to do so by the Tenant herein, deliver an estoppel certificate, certified by written instrument duly executed and acknowledged containing information regarding this Lease substantially as set forth in Section 20.2. Such certificate shall run in favor of any prospective mortgage holder of Tenant's interests herein or any prospective assignee or subtenant of Tenant.

         20.5 Upon the request of a prospective Institutional First Mortgagee, Tenant agrees to give due consideration to any reasonable modifications or amendments of this Lease (except with respect to the provisions for payment of fixed rent and additional rent and the term hereunder) as such Institutional First Mortgagee may reasonably request so long as such modifications or amendments shall not increase Tenant's obligations, decrease Tenant's rights or decrease Landlord's obligations hereunder. Unless acceptable to Tenant, Tenant shall have no obligation to accede to such requests.

ARTICLE 21 - FORCE MAJEURE

         21.1 Except for the obligations of Tenant to pay rent, additional rent and other charges as in this Agreement provided, the period of time during which Landlord or Tenant is prevented from performing any act required to be performed under this Agreement by reason of fire, flood, hurricanes, strikes, lock-outs or other industrial disturbances, explosions, civil commotion, acts of God of the public enemy, governmental prohibitions or preemptions, embargoes, inability to obtain material or labor the act of default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, and which event makes performance hereunder commercially impracticable, shall be added to the time for performance of such act.

ARTICLE 22 - QUIET ENJOYMENT

         22.1 If and so long as Tenant shall pay the rent and additional rent reserved hereunder and shall perform and observe all the terms, covenants and conditions on the part of Tenant to be performed and observed, Landlord covenants that Tenant shall lawfully and quietly, hold occupy and enjoy the Premises, subject, however, to the provisions of this Agreement.

ARTICLE 23 - WAIVER

         23.1 No consent or waiver, express or implied, by a party to or of any breach or default in the performance by the other party of it's obligations hereunder shall be deemed or construed to be a consent or waiver of any other breach or default in the performance by the other party or its obligations. Failure on the part of the non-breaching party to complain of any act or failure to act of the breaching party or to declare the breaching party in default, irrespective of how long such act or failure continues, shall not constitute a waiver by the non-breaching party of its rights hereunder.

ARTICLE 24 - MEMORANDUM OF LEASE

         24.1 This Agreement shall not be recorded. At the request of either party, the parties shall execute and acknowledge a memorandum of lease suitable for recording purposes.

ARTICLE 25 - BROKERAGE FEES

         25.1 Landlord and Tenant acknowledge that no real estate broker or agent or other party is entitled to any brokerage fee, commission or other compensation on account of this Agreement or any transaction contemplated hereunder. Tenant shall indemnify and hold harmless Landlord from all claims, damages, loss or liability of Landlord for any brokerage fee, commission or other compensation owing to any party claiming to represent Tenant. Landlord shall indemnify and hold harmless Tenant from all claims, damages, loss or liability of Tenant for any brokerage fee, commission or other compensation owing to any party claiming to represent Landlord.

ARTICLE 26 - GOVERNING LAW

         26.1 The validity, interpretation and performance of this Agreement shall be governed according to the laws of the State of Ohio applicable to agreement made and to be performed entirely in that state.

ARTICLE 27 - HOLDOVER

         27.1 If Lessee continues to occupy the Premises after the termination of this Agreement, such holding over shall not be deemed to extend or renew the term hereof, but the tenancy thereafter shall continue as a tenancy from month-to-month upon the same terms and conditions as provided herein, except that Landlord may terminate such tenancy upon ten (10) days' written notice to Tenant.

ARTICLE 28 - SUCCESSOR LANDLORD

         28.1 In the event that Landlord's interest in this Lease shall pass to or devolve upon another, or in the event that the rent accrued or to accrue hereunder shall be assigned, or in the event that one other than Landlord shall become entitled to collect the rent accrued or to accrue hereunder, then and in any such event, notice of the fact shall be given to Tenant by Landlord in writing, duly executed and acknowledged by Landlord and, until such notice and proof shall be given to Tenant, Tenant may continue to pay the rent accrued or to accrue hereunder to the one to whom, and in the manner in which, the last preceding installment of rent hereunder was paid and each such installment shall, to the extent thereof, fully exonerate and discharge Tenant. In the event that Tenant shall pay rent or other charges hereunder to any person other than Landlord in accord with any notice purporting to be executed by or on behalf of Landlord, or by or on behalf of the person who, under the terms of this Lease, shall give the notice, and, which is believed in good faith by Tenant to be genuine, such payment shall constitute payment and discharge of the obligation of Tenant thus paid. In the event that Tenant shall be advised of any dispute as to the person to whom the rent under this Lease shall be payable, or shall receive notice of any claim to the payment of rent or other charges hereunder due or to accrue hereunder from a person other than Landlord, Tenant shall promptly advise Landlord in writing of the existence and nature of such claim and, unless Landlord shall, within twenty (20) days of such advice by Tenant, either advise the Tenant to pay the rent in accord with such claim, or shall supply Tenant with a duly executed release of such claim by the claimant or a direction from such claimant to pay the rent to Landlord, Tenant shall be entitled to pay any installment of rent or other charges hereunder so claimed then due or thereafter to accrue under this Lease, into a bank or trust company in the County in which the Premises are located for deposit to the account of Landlord and such claimant, and the making of such payment to such bank or trust company, shall discharge Tenant of any further obligation for the payment of the rent or other charges hereunder so paid. Tenant shall be under no obligation to recognize any agent for the collection of rent accrued or to accrue hereunder or otherwise authorized to act with respect to the Premises until written notice of the appointment and the extent of the authority of such agent shall be explicitly given by the one appointing such agent.

ARTICLE 29 - ENTIRE AGREEMENT

         29.1 This Agreement contains all the promises, agreements, conditions and understanding between Landlord and Tenant with respect to the leasing of the Premises, and there are no promises, agreements, conditions or understandings, either written or oral, between them other than as set forth herein. No amendment, modification or addition to this Agreement shall be effective unless it is contained in a written agreement executed by authorized representatives of both parties.

         29.2 The covenants, conditions and agreements contained in this Agreement shall being and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

ARTICLE 30 - OPTION FOR ADDITIONAL SPACE

         30.1 Should the remainder of the Plant Site not included within the Premises composed of approximately 204,000 feet ever be vacated by its current tenant (Advanced Ceramics Corporation) or any future tenant, Tenant shall have the first right and option to lease that additional space on similar terms and conditions as may be in effect under this Lease during that then current term. Rent shall be determined based on a breakdown of the tenant's then current rent divided by 207,000 square feet to arrive at a per square foot rental rate. Tenant may then rent such additional space within the Plant Site at that rate and this Lease shall be amended to include that additional space. For example, should the current tenant vacate the property on the fifth (5th) year of Tenant's first term, the rent for the additional space should be calculated as follows:

                           (a)      $213,210.00/207,000 sq. feet = $1.03 per
                                    square foot.

                  That rental rate shall be in effect until the termination of Tenant's first term or in five (5) years as provided in this example.

                           (b) Should Tenant elect not to immediately lease the additional space within the Plant Site, Tenant shall retain a right of


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

                                    first refusal against any other Tenant
                                    Landlord may desire. Landlord shall notify the tenant within ten (10) days of receiving an offer for lease of the space. Tenant then may either exercise its right to lease all or any part of the Plant Site or inform the Landlord that it waives its right of first refusal, solely as to the space to be rented to the prospective tenant.

ARTICLE 31 - RIGHT OF FIRST REFUSAL ON SALE OF THE PROPERTY

         31.1 Without affecting or limiting any of the rights, privileges, options or estates granted to Tenant under this Lease, it is agreed that if the Landlord at any time during the term of this Lease receives one or more bona fide offers from third parties to purchase the Premises and/or all or any part of the Plant Site and if any such offer is acceptable to Landlord, then Landlord agrees to notify Tenant in writing, giving the name and address of the offeror, and the price, terms and conditions of such offer, and Tenant shall have thirty (30) days from and after the receipt of such notice from Landlord in which to elect to purchase the same property for the consideration contained in the bona fide offer. If Tenant does not elect to purchase said property and Landlord thereafter sells the property, the purchaser shall take the property, subject to and burdened with all the terms, provisions and conditions of this Lease, including this Article and the rights of Tenant under this Lease as against the new owner shall not be lessened or diminished by reason of the change of ownership. Tenant's failure at any time to exercise its option under this Article shall not affect this Lease or the continuance of Tenant's rights and options under this Article or any other Article.

         31.2 In the event Tenant elects to purchase the same property as provided in this Lease, then Landlord shall, within thirty
                  (30) days after receipt of such notice of election by Tenant, deliver to Tenant a title insurance policy in the amount of the consideration set forth in such offer, issued by a responsible title guarantee company, showing a good and marketable title in Landlord. If Landlord fails or refuses to furnish the title policy, then Tenant may, at its election, procure the same at Landlord's expense, and in the amount of the purchase price, and deduct the cost thereof from the cash consideration to be paid for the property. Tenant shall have thirty (30) days after receipt of the title policy in which to examine the title and notify the Landlord whether or not the title is acceptable to Tenant. If Tenant is willing to accept Landlord's title and consummate the purchase, then Landlord shall, within ten (10) days after written notice thereof from Tenant, convey the premises to Tenant by general warranty deed, free and clear of all liens and encumbrances except highway easements, private road easements and restrictions of record which were of record as of the date of Tenant's acceptance of the premises hereunder or incorporated in an amendment to this Lease, if any, and deliver such deed to Tenant upon tender of the consideration.

         31.3 Notwithstanding any other provisions of this Lease, the provisions of this Article will not apply to any sale of the Premises or any property of which the Premises are a part at foreclosure, and shall not be binding upon any purchaser at foreclosure, any mortgagee in possession, or any holder of a deed in lieu of foreclosure or the successors or assigns of any of the foregoing, or to any sale of the Premises by Landlord in connection with sale and leaseback financing.

         31.4 If Tenant is not willing to accept Landlord's title, Tenant shall make any objections thereto in writing to Landlord and Landlord shall be allowed sixty (60) days to utilize its best efforts to make such title acceptable to Tenant. If such title is not rendered marketable within sixty (60) days from the date of said written objections thereto, Tenant may, at its election, take such action, including instigation of legal process (in which the Landlord agrees to participate) to remedy any such defect in title making such acceptable to Tenant, and to deduct all costs thereof from the cash consideration to be paid for the property. If the Tenant is unable to correct such defects in title or elects not to attempt such remedy, neither party shall be held liable for damages to the other party and both parties shall be released of all liabilities and obligations under this Article.

ARTICLE 32 - LANDLORD'S TITLE

         32.1     Landlord warrants and represents that as of the date hereof:

                           (a) Landlord is the owner of a fee simple estate in the Premises and the Plant Site and has the right and power to enter into this Lease and to perform same and by this instrument conveys a good leasehold interest to Tenant in accordance with the terms, conditions and provisions hereof.

                           (b) There are no liens, encumbrances, mortgages, easements, restrictions, leases or other agreements affecting the Premises or the Easements prior in lien to this Lease other than (i) an Institutional First Mortgage which complies with the provisions of
                           Article 20 hereof; (ii) reservations, restrictions or agreements which do not prohibit, restrict or otherwise affect the right of Landlord or Tenant to make the alterations described in Article 6 hereof or the right of Tenant to use the Premises for the purposes set forth in Article 4 hereof. In the event that the Tenant shall ever determine that there are any liens or encumbrances on the Premises or the Easements prior in lien to this Lease other than (i) the

                           Institutional First Mortgage; (ii) reservations, restrictions or other agreements which do not prohibit, restrict or otherwise affect the right of Landlord or Tenant to make the alterations described in Article 6 hereof or the right of Tenant to use the Premises for the purposes set forth in Article 4 hereof, and if Landlord shall fail to cause such liens or encumbrances to be removed within thirty
                           (30) days after notice thereof from Tenant, Tenant may, within thirty (30) days after said thirty (30) day period, in addition to any rights it may have at law or equity, cancel this Lease by notice to Landlord (or waive any such liens or encumbrances) in which event Tenant shall thereupon be relieved of any and all liability under this Lease.

         32.2 Landlord warrants the non-existence of any zoning or other restrictions of any nature preventing or restricting use of the Premises for the conduct of Tenant's business or use of common areas for parking purposes, and that should such zoning or other restriction be in effect or adopted at any time during the term of this Lease, preventing or restricting Tenant from conducting Tenant's business or using the common areas in conjunction therewith, Tenant may, at its option, terminate this Lease and shall be released of and from all further liability hereunder.


ARTICLE 33 - WAIVER OF LIEN

         33.1 Landlord agrees, upon Tenant's request, to execute any reasonable waiver of lien and/or waiver of ownership rights, which may be reasonably requested by any vendor, lessor or chattel mortgagee, in regard to any of Tenant's furniture, fixtures, equipment or other article of personal property; and to use its best efforts to obtain similar releases or waivers, from any mortgagee of the Premises.

ARTICLE 34 - DEFINITION OF CERTAIN TERMS

         34.1 For purposes of this Lease, unless the context requires otherwise:

                           (a) "Gross Area" shall mean the floor area of an entire building structure or structures and all component parts thereof, measured to and from the centerline of demising walls and the outside of exterior walls. In computing Gross Area there shall be no exclusion by reason of stairs, elevators, escalators, interior partitions or other interior construction or equipment.

                           (b) "Lease Year" shall mean a calendar year.

                           (c) "Unavoidable Delays" shall mean delays due to strikes, weather, lockouts, inability to obtain labor or materials (except due to lack of cash or credit), governmental restrictions, enemy action, civil commotion, fire, casualty or other causes beyond the reasonable control of Landlord or Tenant.

                           (d) "Term of this Lease" or "term hereof" shall mean the original term specified in Article 2 hereof and any extension term of this Lease, unless the context otherwise requires.

                           (e) "Other charges hereunder" shall mean tax charges, insurance charges, common area maintenance charges, and any other charges, payments and additional rent (except for fixed rent) due or payable by Tenant under this Lease.


ARTICLE 35 - SATELLITE DISH LEASE

         35.1 Tenant is hereby granted the right, from time to time during the term of this Lease, to install, maintain, repair and replace antennae and satellite dishes and other transmitters and receivers on the roof or the exterior side or rear walls of the building located on the Premises or in a secured location acceptable to Tenant on the ground in close proximity to the Premises. All such installations by Tenant shall be in accordance with all codes and laws. Tenant shall have the right to remove any of such equipment on or before the expiration of the lease term.

ARTICLE 36 - FASB 13

         36.1 Landlord shall supply to Tenant within thirty (30) days after full execution of this Lease and within 30 days after the commencement of each extension term hereof exercised by Tenant (and at other reasonable times at Tenant's request) information in writing required by Tenant to comply with its obligations as set forth in Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards No. 13 (accounting principles for leases, to determine if Lease is a capital lease or an operating lease) or any similar requirements in lieu thereof imposed by generally accepted accounting principles which Tenant may deem appropriate to follow, such information to contain (a) the date of acquisition of the Premises by Landlord, (b) estimated useful life of Premises at acquisition, (c) remaining useful life as of commencement date of Lease or beginning of option, (d) the fair market value of the land, the building, and any other appurtenances comprising the Premises, and (e) such other information as may be reasonably requested by Tenant.

ARTICLE 37 - DISPUTES

         37.1 If at any time hereafter a dispute shall arise between Landlord and Tenant with respect to any amount of money to be paid by either of them to the other under any of the provisions of this Lease, the party against whom the obligation shall be asserted shall have the right to make payment "under protest" and if such party shall exercise such right such payment shall not be deemed a voluntary payment but there shall be deemed reserved to such party the right to institute appropriate action or proceeding against the other for recovery of the whole or such part of said sum as such party shall claim it was not obligated to pay hereunder. If at any time a dispute shall arise between Landlord and Tenant as to any act to be done or work to be performed by either of them or in or about the Premises under any of the provisions of this Lease, the party against whom the obligation to do such act or perform such work shall be asserted, may do such act or perform such work and pay the cost thereof "under protest" and if such party shall do so the performance of such act or work and payment of such cost shall not be deemed a voluntary performance of voluntary payment, but there shall be deemed reserved to such party the right to institute appropriate action or proceedings against the other for recovery of the whole of such cost or such part thereof as shall represent the cost of performing the act or work which such party shall claim it was not obligated to perform hereunder.

In no event shall Tenant be obligated to pay rent to more than one entity at any one time.

         IN WITNESS WHEREOF, the parties have caused this Lease Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                          UCAR Carbon Company Inc.

                                          By:  /s/ Karen G. Narwold

                                          Title:   Vice President


                                          UCAR Graph-Tech Inc.

                                          By:  /s/ John J. Wetula

                                          Title:   President

                                   EXHIBIT "A"

                                    PREMISES




Premises include buildings 3, 4, 4A, 5, 5A, 6A, 6D, 25, 25A, 25B, 25C, 25D, 69, 73, 20A as seen on the attached site plan.

                                   PLANT SITE


                         See attached Legal Description.

                                    EXHIBIT B

                                    SERVICES


                  Services                  Quantity                   Specifications        Charges
                  --------                  --------                   --------------        -------

         1.       Telephone/Mail            Local and                  Unicom, Ohio          actual charges
                                            Long Distance              Bell, AT & T,         for any and all
                                            Service                    all mailroom          use related calls
                                                                       Costs                 and Unicom actual charges


                                       34